UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2013

Piksel, Inc.

(Exact Name of Registrant as specified in its charter)

Delaware	000-34437	11-3447894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Broadway, Suite 1902 New York, NY (Address of principal executive offices)	10001 (Zip code)

Registrant’s telephone number, including area code: (646) 553-4845

Not Applicable

(Registrant’s name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, on April 25, 2013, Piksel, Inc. (formerly, KIT digital, Inc.) (the “Company”) filed a voluntary petition for reorganization (the “Bankruptcy Filing”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On August 7, 2013, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Company’s Third Amended Plan of Reorganization, dated August 6, 2013 (the “Plan”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan.

On August 16, 2013 (the “Effective Date”), the Company substantially consummated its reorganization through a series of transactions contemplated by the Plan, and the Plan became effective pursuant to its terms.

Item 3.02. Unregistered Sales of Equity Securities

Pursuant to the terms of the Plan, on August 19, 2013, the Company entered into a Warrant Agreement pursuant to which it issued a warrant to purchase one share of Series A-2 Common Stock of the Company for each outstanding share of KDI Common Stock held as of August 5, 2013 (collectively the “Warrants”) with Continental Stock Transfer & Trust Company (the “Warrant Agreement”). The Warrant Agreement permitted any registered holder of a Warrant who exercised his, her or its Warrant in full to elect to also exercise his, her or its pro rata share of Warrants not exercised by the expiration date, which was September 18, 2013.

As of the close of business on October 4, 2013, the Company has issued, and is in the process of completing such issuance, 61,054,157 shares of Series A-2 Common Stock for an aggregate exercise price of $12,516,103 as a result of the exercise of all outstanding Warrants, either in connection with the initial exercise of Warrants or the secondary exercise of Warrants not initially exercised under the terms of the Warrant Agreement. The securities underlying the Warrants were offered and sold pursuant to an exemption from registration under Section 1145 of Title 11 of the United States Bankruptcy Code or Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01. Other Events.

On October 4, 2013, the Company filed a Form 15 with the Securities Exchange Commission providing notice of the deregistration of the Company’s Common Stock under the Section 12(g) of the Securities Exchange Act of 1934, as amended, in reliance on Rule 12g-4(a)(1) thereunder by virtue of it having no class of securities held of record by 300 or more persons. The termination of registration under Section 12(g) will be effective in 90 days, or such shorter period as the Securities and Exchange Commission may determine.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PIKSEL, INC.

By:	/s/ K. Peter Heiland
Name:	K. Peter Heiland
Title:	Chief Executive Officer

Date: October 4, 2013